Fourth Quarter 2016 Supplemental Operating and Financial Data All amounts in this report are unaudited. Government Properties Income Trust Exhibit 99.2Exhibit 99.2Exhibit 99.2

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 TABLE OF CONTENT S 2 TABLE OF CONTENTS PAGE CORPORATE INFORMATION Company Profile 6 Investor Information 7 Research Coverage 8 FINANCIALS Key Financial Data 10 Consolidated Balance Sheets 11 Consolidated Statements of Income (Loss) 12 Consolidated Statements of Cash Flows 13 Debt Summary 14 Debt Maturity Schedule 15 Leverage Ratios, Coverage Ratios and Public Debt Covenants 16 Summary of Capital Expenditures 17 Property Acquisition and Disposition Information Since January 1, 2017 18 Investment In Unconsolidated Joint Ventures 19 Calculation of Consolidated Property Net Operating Income (NOI) and Consolidated Property Cash Basis NOI 20 Calculation of Same Property NOI and Cash Basis NOI 21 Calculation of EBITDA and Adjusted EBITDA 22 Calculation of Funds from Operations (FFO) and Normalized FFO Available for Common Shareholders 23 Definitions of Certain Non-GAAP Financial Measures 24 PORTFOLIO INFORMATION Portfolio Summary 26 Summary Consolidated and Same Property Results 27 Occupancy and Leasing Summary 29 Leasing Analysis by Tenant Type 30 Tenant List 31 Lease Expiration Schedule 32 EXHIBIT A Consolidated Property Detail 34

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENT S 3 WARNING CONCERNING FORWARD LOOKING STATEMENTS THIS PRESENTATION OF SUPPLEMENTAL OPERATING AND FINANCIAL DATA CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE”, “WILL”, “MAY” AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS REPORT RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING: • OUR ACQUISITIONS AND SALES OF PROPERTIES, • OUR ABILITY TO COMPETE FOR ACQUISITIONS AND TENANCIES EFFECTIVELY, • THE LIKELIHOOD THAT OUR TENANTS WILL PAY RENT OR BE NEGATIVELY AFFECTED BY CYCLICAL ECONOMIC CONDITIONS OR GOVERNMENT BUDGET CONSTRAINTS, • THE LIKELIHOOD THAT OUR TENANTS WILL RENEW OR EXTEND THEIR LEASES AND NOT EXERCISE EARLY TERMINATION OPTIONS PURSUANT TO THEIR LEASES OR THAT WE WILL OBTAIN REPLACEMENT TENANTS, • THE LIKELIHOOD THAT OUR RENTS WILL INCREASE WHEN WE RENEW OR EXTEND OUR LEASES OR ENTER NEW LEASES, • OUR ABILITY TO PAY DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO SUSTAIN THE AMOUNT OF SUCH DISTRIBUTIONS, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN SELECT INCOME REIT, OR SIR, • OUR POLICIES AND PLANS REGARDING INVESTMENTS, FINANCINGS AND DISPOSITIONS, • THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY, • OUR EXPECTATION THAT THERE WILL BE OPPORTUNITIES FOR US TO ACQUIRE, AND THAT WE WILL ACQUIRE, ADDITIONAL PROPERTIES IN THE METROPOLITAN WASHINGTON, D.C. MARKET AREA OR ELSEWHERE, INCLUDING PROPERTIES THAT ARE MAJORITY LEASED TO GOVERNMENT TENANTS, GOVERNMENT CONTRACTOR TENANTS OR OTHER PRIVATE TENANTS, • OUR EXPECTATIONS REGARDING DEMAND FOR LEASED SPACE BY THE U.S. GOVERNMENT AND STATE AND LOCAL GOVERNMENTS, • OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL, • OUR ABILITY TO PAY INTEREST ON AND PRINCIPAL OF OUR DEBT, • OUR ABILITY TO APPROPRIATELY BALANCE OUR USE OF DEBT AND EQUITY CAPITAL, • OUR CREDIT RATINGS, • OUR EXPECTED BENEFITS FROM OUR ACQUISITION OF FIRST POTOMAC REALTY TRUST, OR FPO, AND SUCH ACQUISITION, THE FPO TRANSACTION, • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH THE RMR GROUP INC., OR RMR INC., • OUR EXPECTATION THAT WE BENEFIT FROM OUR OWNERSHIP INTEREST IN AND OTHER RELATIONSHIPS WITH AFFILIATES INSURANCE COMPANY, OR AIC, AND FROM OUR PARTICIPATION IN INSURANCE PROGRAMS ARRANGED BY AIC, • THE CREDIT QUALITIES OF OUR TENANTS, • OUR QUALIFICATION FOR TAXATION AS A REAL ESTATE INVESTMENT TRUST, OR REIT, AND • OTHER MATTERS. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, OR FFO, AVAILABLE FOR COMMON SHAREHOLDERS, NORMALIZED FUNDS FROM OPERATIONS, OR NORMALIZED FFO, AVAILABLE FOR COMMON SHAREHOLDERS, CONSOLIDATED PROPERTY NET OPERATING INCOME, OR NOI, CONSOLIDATED PROPERTY CASH BASIS NOI, EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION, OR EBITDA, EBITDA AS ADJUSTED, OR ADJUSTED EBITDA, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO: • THE IMPACT OF CONDITIONS AND CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR TENANTS, • COMPETITION WITHIN THE REAL ESTATE INDUSTRY, PARTICULARLY IN THOSE MARKETS IN WHICH OUR PROPERTIES ARE LOCATED AND WITH RESPECT TO GOVERNMENT TENANCIES, • THE IMPACT OF CHANGES IN THE REAL ESTATE NEEDS AND FINANCIAL CONDITIONS OF THE U.S. GOVERNMENT AND STATE AND LOCAL GOVERNMENTS, • COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS, ACCOUNTING RULES, TAX LAWS AND SIMILAR MATTERS, • ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR RELATED PARTIES, INCLUDING OUR MANAGING TRUSTEE, THE RMR GROUP LLC, OR RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM, • LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY FOR TAXATION AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES, AND • ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017W ARNING CONCERNING FO RW ARD LOOKING S TA TEMENTS (continued ) 4 FOR EXAMPLE: • OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS TO OUR SHAREHOLDERS AND TO MAKE PAYMENTS OF PRINCIPAL AND INTEREST ON OUR INDEBTEDNESS DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS, THE CAPITAL COSTS WE INCUR TO LEASE OUR PROPERTIES, OUR WORKING CAPITAL REQUIREMENTS AND OUR RECEIPT OF DISTRIBUTIONS FROM SIR. WE MAY BE UNABLE TO PAY OUR DEBT OBLIGATIONS OR TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON SHARES AND FUTURE DISTRIBUTIONS MAY BE REDUCED OR ELIMINATED, • OUR ABILITY TO GROW OUR BUSINESS AND INCREASE OUR DISTRIBUTIONS DEPENDS IN LARGE PART UPON OUR ABILITY TO BUY PROPERTIES AND LEASE THEM FOR RENTS, LESS THEIR PROPERTY OPERATING COSTS, THAT EXCEED OUR CAPITAL COSTS. WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING OR LEASE TERMS FOR NEW PROPERTIES, • SOME OF OUR TENANTS MAY NOT RENEW EXPIRING LEASES, AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN OR INCREASE THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • SOME GOVERNMENT TENANTS MAY EXERCISE THEIR RIGHTS TO VACATE THEIR SPACE BEFORE THE STATED EXPIRATION OF THEIR LEASES AND WE MAY BE UNABLE TO OBTAIN NEW TENANTS TO MAINTAIN THE HISTORICAL OCCUPANCY RATES OF, OR RENTS FROM, OUR PROPERTIES, • RENTS THAT WE CAN CHARGE AT OUR PROPERTIES MAY DECLINE BECAUSE OF CHANGING MARKET CONDITIONS OR OTHERWISE, • CONTINGENCIES IN OUR ACQUISITION AND SALE AGREEMENTS MAY NOT BE SATISFIED AND OUR PENDING ACQUISITIONS AND SALES MAY NOT OCCUR, MAY BE DELAYED OR THE TERMS OF SUCH TRANSACTIONS MAY CHANGE, • WE MAY FAIL TO SELL PROPERTIES THAT WE IDENTIFY FOR SALE OR WE MAY REALIZE LOSSES ON ANY SUCH SALES OR IN CONNECTION WITH DECISIONS TO PURSUE SELLING CERTAIN OF OUR PROPERTIES, • CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY IS SUBJECT TO OUR SATISFYING CERTAIN FINANCIAL COVENANTS AND OTHER CREDIT FACILITY CONDITIONS THAT WE MAY BE UNABLE TO SATISFY, • ACTUAL COSTS UNDER OUR REVOLVING CREDIT FACILITY OR OTHER FLOATING RATE DEBT WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF FEES AND EXPENSES ASSOCIATED WITH SUCH DEBT, • THE INTEREST RATES PAYABLE UNDER OUR FLOATING RATE DEBT OBLIGATIONS DEPEND UPON OUR CREDIT RATINGS. BOTH MOODY'S INVESTORS SERVICE, OR MOODY'S, AND STANDARD & POOR'S RATINGS SERVICES, OR S&P, HAVE RECENTLY UPDATED OUR RATING OUTLOOK TO NEGATIVE, WHICH MAY IMPLY THAT OUR CREDIT RATINGS MAY BE DOWNGRADED. IF OUR CREDIT RATINGS ARE DOWNGRADED, OUR BORROWING COSTS WILL INCREASE, • OUR ABILITY TO ACCESS DEBT CAPITAL AND THE COST OF OUR DEBT CAPITAL WILL DEPEND IN PART ON OUR CREDIT RATINGS. IF OUR CREDIT RATINGS ARE DOWNGRADED, WE MAY NOT BE ABLE TO ACCESS DEBT CAPITAL OR THE DEBT CAPITAL WE CAN ACCESS MAY BE EXPENSIVE, • WE MAY BE UNABLE TO REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE, • THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS MAY BE INCREASED TO UP TO $2.5 BILLION ON A COMBINED BASIS IN CERTAIN CIRCUMSTANCES; HOWEVER, INCREASING THE MAXIMUM BORROWING AVAILABILITY UNDER OUR REVOLVING CREDIT FACILITY AND TERM LOANS IS SUBJECT TO OUR OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR, • WE HAVE THE OPTION TO EXTEND THE MATURITY DATE OF OUR REVOLVING CREDIT FACILITY UPON PAYMENT OF A FEE AND MEETING OTHER CONDITIONS; HOWEVER, THE APPLICABLE CONDITIONS MAY NOT BE MET, • THE BUSINESS AND PROPERTY MANAGEMENT AGREEMENTS BETWEEN US AND RMR LLC HAVE CONTINUING 20 YEAR TERMS.  HOWEVER, THOSE AGREEMENTS PERMIT EARLY TERMINATION IN CERTAIN CIRCUMSTANCES. ACCORDINGLY, WE CANNOT BE SURE THAT THESE AGREEMENTS WILL REMAIN IN EFFECT FOR CONTINUING 20 YEAR TERMS, • WE BELIEVE THAT OUR RELATIONSHIPS WITH OUR RELATED PARTIES, INCLUDING RMR LLC, RMR INC., SIR, AIC AND OTHERS AFFILIATED WITH THEM MAY BENEFIT US AND PROVIDE US WITH COMPETITIVE ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS.  HOWEVER, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE, • WE MAY FAIL TO EXECUTE SUCCESSFULLY ON THE EXPANDED BUSINESS STRATEGY OR INCREASED SCALE RESULTING FROM THE FPO TRANSACTION AND THEREFORE MAY NOT REALIZE THE BENEFITS WE EXPECT FROM THE FPO TRANSACTION, • SIR MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • RMR INC. MAY REDUCE THE AMOUNT OF ITS DISTRIBUTIONS TO ITS SHAREHOLDERS, INCLUDING US, • WE MAY BE UNABLE TO SELL OUR SIR COMMON SHARES FOR AN AMOUNT EQUAL TO OUR CARRYING VALUE OF THOSE SHARES AND ANY SUCH SALE MAY BE AT A DISCOUNT TO MARKET PRICE BECAUSE OF THE LARGE SIZE OF OUR SIR HOLDINGS OR OTHERWISE; WE MAY REALIZE A LOSS ON OUR INVESTMENT IN OUR SIR SHARES, AND • AS OF DECEMBER 31, 2017, WE HAVE ESTIMATED UNSPENT LEASING RELATED OBLIGATIONS OF $31.3 MILLION. OUR UNSPENT LEASING RELATED OBLIGATIONS MAY COST MORE OR LESS AND MAY TAKE LONGER TO COMPLETE THAN WE CURRENTLY EXPECT, AND WE MAY INCUR INCREASED AMOUNTS FOR THESE AND SIMILAR PURPOSES IN THE FUTURE. CURRENTLY UNEXPECTED RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL, SUCH AS CHANGES IN GOVERNMENT TENANTS’ NEEDS FOR LEASED SPACE, ACTS OF TERRORISM, NATURAL DISASTERS OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY. THE INFORMATION CONTAINED IN OUR FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV. YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017CORPORATE INFORMATION 5 One Memphis Place, Memphis, TN Square Feet: 204,694 Primary Agency Occupant: U.S. Courts

COMPANY PROFILE

COMPANY PROFILE

The Company:

Government Properties Income Trust, or GOV, we or us, is a real estate investment trust, or REIT, which primarily owns properties located throughout the United States that are majority leased to the U.S. Government and other government tenants and office properties in the metropolitan Washington, D.C. market area that are leased to government and private sector tenants. The majority of our properties are office buildings. As of December 31, 2017, we also own 24.9 million common shares, or approximately 27.8% of the then outstanding common shares, of Select Income REIT (Nasdaq: SIR), or SIR, a REIT which owns properties that are primarily leased to single tenants. We have been investment grade rated since 2010, and we are included in the S&P Small Cap 600 Index, the Russell 2000® index and the MSCI US REIT index.

Management:

GOV is managed by The RMR Group LLC, the operating subsidiary of The RMR Group Inc. (Nasdaq: RMR). RMR is an alternative asset management company that was founded in 1986 to manage real estate companies and related businesses. RMR primarily provides management services to four publicly owned equity REITs and three real estate related operating businesses. In addition to managing GOV, RMR manages Hospitality Properties Trust, a REIT that owns hotels and travel centers, Senior Housing Properties Trust, a REIT that primarily owns healthcare, senior living and medical office buildings, SIR, a REIT that owns properties that are primarily leased to single tenants, and Industrial Logistics Properties Trust, a REIT that owns and leases industrial and logistics properties. RMR also provides management services to TravelCenters of America LLC, a publicly traded operator of travel centers along the U.S. Interstate Highway System, convenience stores and restaurants, Five Star Senior Living Inc., a publicly traded operator of senior living communities, and Sonesta International Hotels Corporation, a privately owned franchisor and operator of hotels and cruise ships. RMR also manages publicly traded securities of real estate companies, a publicly traded mortgage REIT and private commercial real estate debt funds through wholly owned SEC registered investment advisory subsidiaries. As of December 31, 2017, RMR had $30.0 billion of real estate assets under management and the combined RMR managed companies had approximately $11 billion of annual revenues, over 1,400 properties and approximately 52,000 employees. We believe that being managed by RMR is a competitive advantage for GOV because of RMR's depth of management and experience in the real estate industry. We also believe RMR provides management services to us at costs that are lower than we would have to pay for similar quality services.

Corporate Headquarters:

Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458-1634
(t) (617) 219-1440
(f) (617) 219-1441

Stock Exchange Listing:

Nasdaq

Trading Symbols:

Common Shares: GOV
Senior Unsecured Notes due 2046: GOVNI

Issuer Ratings:

Moody's: Baa3
Standard & Poor's: BBB-

Key data (as of 12/31/2017):

(dollars and sq. ft. in 000s)

Total consolidated properties (1)		108 (167 buildings)
Total sq. ft. (1)		17,499
Percent leased (1)		94.2%
Q4 2017 total rental income	$	107,170
Q4 2017 net loss available for common shareholders	$	(18,266)
Q4 2017 Normalized FFO available for common shareholders (2)	$	49,184

(1) Excludes two properties (three buildings) owned by unconsolidated joint ventures.

(2) See page 23 for the calculation of Normalized FFO available for common shareholders and a reconciliation of net loss available for common shareholders determined in accordance with U.S. generally accepted accounting principles, or GAAP, to this amount.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
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Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 INVES TOR INFORM ATIO N 7 INVESTOR INFORMATION Board of Trustees Barbara D. Gilmore John L. Harrington Elena Poptodorova Independent Trustee Independent Trustee Independent Trustee Adam D. Portnoy Jeffrey P. Somers Managing Trustee Independent Trustee Senior Management David M. Blackman Mark L. Kleifges President and Chief Operating Officer Chief Financial Officer and Treasurer Contact Information Investor Relations Inquiries Government Properties Income Trust Financial inquiries should be directed to Mark L. Kleifges, Two Newton Place Chief Financial Officer and Treasurer, at (617) 219-1440 255 Washington Street, Suite 300 or mkleifges@rmrgroup.com. Newton, MA 02458-1634 (t) (617) 219-1440 Investor and media inquiries should be directed to (f) (617) 796-8267 Christopher Ranjitkar, Director, Investor Relations, at (617) 219-1473 or (e-mail) info@govreit.com cranjitkar@rmrgroup.com. (website) www.govreit.com

RESEARCH COVERAGE

RESEARCH COVERAGE

Equity Research Coverage

Bank of America Merrill Lynch Research
James Feldman
James.Feldman@baml.com
(646) 855-5808

FBR & Co.
Bryan Maher
bmaher@fbr.com
(646) 885-5423

JMP Securities
Mitch Germain
mgermain@jmpsecurities.com
(212) 906-3546

RBC Capital Markets
Mike Carroll
Michael.Carroll@rbccm.com
(440) 715-2649

D.A. Davidson & Co.
James Lykins
jlykins@dadco.com
503-603-3041

Jeffries & Company, Inc.
Jonathan Petersen
jpetersen@jefferies.com
(212) 284-1705

Morgan Stanley
Sumit Sharma
Sumit.Sharma@morganstanley.com
(212) 761-7567

Rating Agencies

Moody's Investors Service
Lori Marks
Lori.marks@moodys.com
(212) 553-1653

Standard & Poor's
Sarah Sherman
sarah.sherman@standardandpoors.com
(212) 438-3550

GOV is followed by the analysts and its credit is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding GOV's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of GOV or its management. GOV does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
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Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 FINANCIALS 9960 Maryland Drive, Richmond, VA Square Feet: 173,932 Agency Occupant: The Commonwealth of Virginia 9 625 Indiana Avenue, Washington, DC Square Feet: 160,897 Primary Agency Occupant: U.S. Courts 9

KEY FINANCIAL DATA

KEY FINANCIAL DATA

(dollar and share amounts in thousands, except per share data)

	As of and for the Three Months Ended				
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Selected Balance Sheet Data:					
Total gross assets [1]	$ 4,045,413	$ 3,868,036	$ 2,685,114	$ 2,685,291	$ 2,681,870
Total assets	$ 3,703,565	$ 3,536,967	$ 2,365,109	$ 2,377,050	$ 2,385,066
Total liabilities	$ 2,353,026	$ 2,159,440	$ 1,456,430	$ 1,448,480	$ 1,450,062
Total shareholders' equity	$ 1,330,043	$ 1,377,527	$ 908,679	$ 928,570	$ 935,004
Selected Income Statement Data:					
Rental income	$ 107,170	$ 70,179	$ 69,887	$ 69,296	$ 66,030
Net income (loss) available for common shareholders	$ (18,266)	$ 10,989	$ 11,677	$ 7,415	$ 12,065
Consolidated property NOI [2]	$ 66,093	$ 41,042	$ 42,587	$ 42,521	$ 39,939
Adjusted EBITDA [3]	$ 73,458	$ 51,916	$ 52,160	$ 51,893	$ 49,424
FFO available for common shareholders [4]	$ 49,801	$ 40,357	$ 41,282	$ 37,713	$ 40,637
Normalized FFO available for common shareholders [4]	$ 49,184	$ 39,602	$ 42,412	$ 39,899	$ 41,533
Per Share Data (basic and diluted):					
Net income (loss) available for common shareholders	$ (0.18)	$ 0.11	$ 0.16	$ 0.10	$ 0.17
FFO available for common shareholders [4]	$ 0.50	$ 0.42	$ 0.58	$ 0.53	$ 0.57
Normalized FFO available for common shareholders [4]	$ 0.50	$ 0.41	$ 0.60	$ 0.56	$ 0.58
Dividends:					
Annualized distributions paid per share during period	$ 1.72	$ 1.72	$ 1.72	$ 1.72	$ 1.72
Annualized distribution yield (at end of period) [5]	9.3%	9.2%	9.4%	8.2%	9.0%
Normalized FFO available for common shareholders payout ratio [4]	86.0%	104.9%	71.7%	76.8%	74.1%

(1) Total gross assets is total assets plus accumulated depreciation.
(2) See page 20 for the calculation of consolidated property NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to that amount.
(3) See page 22 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to that amount.
(4) See page 23 for the calculation of FFO available for common shareholders and Normalized FFO available for common shareholders and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts.
(5) Annualized distribution yield is the annualized distribution paid during the period divided by the closing price of our common shares at the end of the period.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
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Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 CONSOLID ATED BALANCE SHEET S 11 CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share data) As of December 31, 2017 2016 ASSETS Real estate properties: Land $ 627,108 $ 267,855 Buildings and improvements 2,348,613 1,620,905 Total real estate properties, gross 2,975,721 1,888,760 Accumulated depreciation (341,848) (296,804) Total real estate properties, net 2,633,873 1,591,956 Equity investment in Select Income REIT 467,499 487,708 Investment in unconsolidated joint ventures 50,202 — Assets of discontinued operations — 12,541 Acquired real estate leases, net 351,872 124,848 Cash and cash equivalents 16,569 29,941 Restricted cash 3,111 530 Rents receivable, net 61,429 48,458 Deferred leasing costs, net 22,977 21,079 Other assets, net 96,033 68,005 Total assets $ 3,703,565 $ 2,385,066 LIABILITIES AND SHAREHOLDERS’ EQUITY Unsecured revolving credit facility $ 570,000 $ 160,000 Unsecured term loans, net 547,852 547,171 Senior unsecured notes, net 944,140 646,844 Mortgage notes payable, net 183,100 27,837 Liabilities of discontinued operations — 45 Accounts payable and other liabilities 89,440 54,019 Due to related persons 4,859 3,520 Assumed real estate lease obligations, net 13,635 10,626 Total liabilities 2,353,026 1,450,062 Commitments and contingencies Preferred units of limited partnership 20,496 — Shareholders’ equity: Common shares of beneficial interest, $.01 par value: 150,000,000 and 100,000,000 shares authorized, respectively, 99,145,921 and 71,177,906 shares issued and outstanding, respectively 991 712 Additional paid in capital 1,968,217 1,473,533 Cumulative net income 108,144 96,329 Cumulative other comprehensive income 60,427 26,957 Cumulative common distributions (807,736) (662,527) Total shareholders’ equity 1,330,043 935,004 Total liabilities and shareholders’ equity $ 3,703,565 $ 2,385,066

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(dollars and share amounts in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2017	2016	2017	2016
Rental income	$ 107,170	$ 66,030	$ 316,532	$ 258,180
Expenses:				
Real estate taxes	12,962	7,893	37,942	30,703
Utility expenses	6,812	3,939	20,998	17,269
Other operating expenses	21,303	14,259	65,349	54,290
Depreciation and amortization	47,639	18,440	109,588	73,153
Loss on impairment of real estate	9,260	—	9,490	—
Acquisition related costs	—	828	—	1,191
General and administrative	6,532	3,547	18,847	14,897
Total expenses	104,508	48,906	262,214	191,503
Operating income	2,662	17,124	54,318	66,677
Dividend income	304	304	1,216	971
Interest income	119	95	1,962	158
Interest expense (including net amortization of debt premiums and discounts and debt issuance costs of $814, $808, $3,420 and $2,832, respectively)	(21,807)	(12,774)	(65,406)	(45,060)
Gain (loss) on early extinguishment of debt	—	—	(1,715)	104
Net gain (loss) on issuance of shares by Select Income REIT	—	(2)	72	86
Income (loss) from continuing operations before income taxes, equity in earnings of investees and gain on sale of real estate	(18,722)	4,747	(9,553)	22,936
Income tax expense	(36)	(38)	(101)	(101)
Equity in earnings of investees	767	7,516	21,571	35,518
Income (loss) from continuing operations	(17,991)	12,225	11,917	58,353
Income (loss) from discontinued operations	—	(160)	173	(589)
Income (loss) before gain on sale of real estate	(17,991)	12,065	12,090	57,764
Gain on sale of real estate	—	—	—	79
Net income (loss)	(17,991)	12,065	12,090	57,843
Preferred units of limited partnership distributions	(275)	—	(275)	—
Net income (loss) available for common shareholders	$ (18,266)	$ 12,065	$ 11,815	$ 57,843
Weighted average common shares outstanding (basic)	99,040	71,079	84,633	71,050
Weighted average common shares outstanding (diluted)	99,040	71,079	84,653	71,071
Per common share amounts (basic and diluted):				
Income (loss) from continuing operations	$ (0.18)	$ 0.17	$ 0.14	$ 0.82
Income (loss) from discontinued operations	$ —	$ —	$ —	$ (0.01)
Net income (loss) available for common shareholders	$ (0.18)	$ 0.17	$ 0.14	$ 0.81
Additional Data:				
General and administrative expenses / rental income	6.09%	5.37%	5.95%	5.77%
General and administrative expenses / total assets (at end of period)	0.18%	0.15%	0.51%	0.62%
Non-cash straight line rent adjustments (1)	$ 2,467	$ 902	$ 5,582	$ 2,691
Lease value amortization included in rental income (1)	$ (901)	$ (355)	$ (2,764)	$ (1,457)
Non-cash amortization included in other operating expenses (2)	$ 121	$ 121	$ 484	$ 484
Non-cash amortization included in general and administrative expenses (2)	$ 151	$ 151	$ 603	$ 603

(1) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(2) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fees and property management fees expense, which are included in general and administrative and other operating expenses, respectively.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
12

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 CONSOLID ATED S TA TEMENTS OF CASH FLOW S 13 CONSOLIDATED STATEMENTS OF CASH FLOWS (dollar amounts in thousands) Year Ended December 31, 2017 2016 CASH FLOWS FROM OPERATING ACTIVITIES: Net income $ 12,090 $ 57,843 Adjustments to reconcile net income to cash provided by operating activities: Depreciation 52,427 42,489 Net amortization of debt premiums and discounts and debt issuance costs 3,420 2,832 Gain on sale of real estate — (79) (Gain) loss on early extinguishment of debt 1,715 (104) Straight line rental income (5,582) (2,691) Amortization of acquired real estate leases 56,174 29,003 Amortization of deferred leasing costs 3,802 3,265 Other non-cash expenses, net 300 284 Loss on impairment of real estate 9,490 — Increase in carrying value of property included in discontinued operations (619) — Equity in earnings of investees (21,571) (35,518) Net gain on issuance of shares by Select Income REIT (72) (86) Distributions of earnings from Select Income REIT 18,640 32,425 Change in assets and liabilities: Restricted cash (1,563) 492 Deferred leasing costs (5,017) (10,196) Rents receivable (4,990) 1,670 Other assets 1,368 25 Accounts payable and accrued expenses 11,696 1,970 Due to related persons 1,339 634 Net cash provided by operating activities 133,047 124,258 CASH FLOWS FROM INVESTING ACTIVITIES: Real estate acquisitions and deposits (1,188,030) (200,331) Real estate improvements (45,940) (32,999) Distributions in excess of earnings from Select Income REIT 32,192 17,910 Distributions in excess of earnings from our unconsolidated joint ventures 482 — Proceeds from sale of properties, net 15,083 263 Net cash used in investing activities (1,186,213) (215,157) CASH FLOWS FROM FINANCING ACTIVITIES: Repayment of mortgage notes payable (11,909) (107,933) Proceeds from issuance of senior notes, after discounts 297,954 300,235 Proceeds from issuance of common shares, net 493,866 — Borrowings on unsecured revolving credit facility 645,000 399,000 Repayments on unsecured revolving credit facility (235,000) (356,000) Payment of debt issuance costs (4,644) (544) Repurchase of common shares (264) (337) Distributions to common shareholders (145,209) (122,366) Net cash provided by financing activities 1,039,794 112,055 Increase (decrease) in cash and cash equivalents (13,372) 21,156 Cash and cash equivalents at beginning of period 29,941 8,785 Cash and cash equivalents at end of period $ 16,569 $ 29,941 Supplemental cash flow information: Interest paid $ 55,048 $ 41,139 Income taxes paid $ 117 $ 111 Non-cash investing activities: Sale of real estate $ — $ 3,600 Mortgage note receivable related to sale of real estate $ — $ (3,600) Working capital assumed $ (1,596) $ — Non-cash financing activities: Assumption of mortgage debt $ 167,548 $ — Preferred units of limited partnership issued $ 20,221 $ —

DEBT SUMMARY

DEBT SUMMARY (1)

As of December 31, 2017
(dollars in thousands)

	Coupon Rate (2)	Interest Rate (3)	Principal Balance (4)	Maturity Date	Due at Maturity	Years to Maturity
Unsecured Floating Rate Debt:						
$750,000 unsecured revolving credit facility (5) (8)	2.739%	2.739%	$ 570,000	1/31/2019	$ 570,000	1.1
$300,000 unsecured term loan (6) (8)	2.969%	2.969%	300,000	3/31/2020	300,000	2.2
$250,000 unsecured term loan (7) (8)	3.369%	3.369%	250,000	3/31/2022	250,000	4.2
Subtotal / weighted average	2.941%	2.941%	1,120,000		1,120,000	2.1
Unsecured Fixed Rate Debt:						
Senior unsecured notes due 2019	3.750%	3.930%	350,000	8/15/2019	350,000	1.6
Senior unsecured notes due 2022	4.000%	4.000%	300,000	7/15/2022	300,000	4.5
Senior unsecured notes due 2046	5.875%	5.875%	310,000	5/1/2046	310,000	28.4
Subtotal / weighted average	4.514%	4.580%	960,000		960,000	11.2
Secured Fixed Rate Debt:						
Mortgage debt - One building in Tampa, FL	7.000%	5.150%	8,221	3/1/2019	7,890	1.2
Mortgage debt - One building in Washington, DC	5.720%	3.690%	34,474	7/1/2020	32,462	2.5
Mortgage debt - One building in Chesapeake, VA	4.260%	4.190%	3,173	11/1/2020	2,635	2.8
Mortgage debt - One building in Lakewood, CO	8.150%	6.150%	4,045	3/1/2021	118	3.2
Mortgage debt - One building in Fairfax, VA	5.877%	5.877%	13,693	8/11/2021	12,702	3.6
Mortgage debt - One building in Washington, DC	4.220%	4.190%	27,870	7/1/2022	24,668	4.5
Mortgage debt - One building in Washington, DC	4.800%	4.190%	24,891	6/1/2023	22,584	5.4
Mortgage debt - One building in Washington, DC	4.050%	4.440%	66,780	9/1/2030	60,566	12.7
Subtotal / weighted average	4.855%	4.400%	183,147		163,625	7.0
Total / weighted average	3.763%	3.754%	$ 2,263,147		$ 2,243,625	6.3

(1) The data presented exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for additional information regarding these unconsolidated joint ventures and the related mortgage notes.
(2) Reflects the interest rate stated in, or determined pursuant to, the contract terms.
(3) Includes the effect of interest rate protection and mark to market accounting for certain mortgages and premiums or discounts on senior unsecured notes. Excludes upfront transaction costs.
(4) Principal balances exclude unamortized premiums, discounts and issuance costs related to these debts. Our total consolidated debt as of December 31, 2017, net of unamortized premiums and discounts and certain issuance costs totaling $18,055, was $2,245,092.
(5) We are required to pay interest on borrowings under our $750,000 revolving credit facility at an annual rate of LIBOR plus a premium of 125 basis points. We also pay a facility fee of 25 basis points per annum on the total amount of lending commitments. Both the interest rate premium and facility fee are subject to adjustment based upon changes to our credit ratings. The coupon rate and interest rate listed above are as of December 31, 2017. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date to January 31, 2020.
(6) We are required to pay interest on the amounts outstanding under our $300,000 term loan at an annual rate of LIBOR plus a premium of 140 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of December 31, 2017. Our $300,000 term loan is prepayable without penalty at any time.
(7) We are required to pay interest on the amounts outstanding under our $250,000 term loan at an annual rate of LIBOR plus a premium of 180 basis points, subject to adjustment based on changes to our credit ratings. The coupon rate and interest rate listed above are as of December 31, 2017. Our $250,000 term loan is prepayable without penalty at any time.
(8) The maximum aggregate borrowing availability under the credit agreement governing our revolving credit facility and term loans may be increased to up to $2,500,000 on a combined basis in certain circumstances.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
14

DEBT MATURITY SCHEDULE

DEBT MATURITY SCHEDULE (1)

As of December 31, 2017
(dollars in thousands)

Year		Unsecured Floating Rate Debt (2)			Unsecured Fixed Rate Debt (2)		Secured Fixed Rate Debt (2)		Total (3)
2018	$	—		$	—	$	3,672	$	3,672
2019		570,000	(4)		350,000		11,541		931,541
2020		300,000	(5)		—		38,433		338,433
2021		—			—		14,420		14,420
2022		250,000	(6)		300,000		25,518		575,518
2023		—			—		22,783		22,783
2030		—			—		66,780		66,780
2046		—			310,000		—		310,000
Total	$	1,120,000		$	960,000	$	183,147	$	2,263,147
Percent of total debt		49.5%			42.4%		8.1%		100.0%

(1) The data presented exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for additional information regarding these unconsolidated joint ventures and the related mortgage notes.
(2) Principal balances are the amounts actually payable pursuant to the applicable agreements. Our carrying values may differ from these amounts because of the effect of unamortized premiums and discounts and certain issuance costs related to these debts.
(3) Our total consolidated debt as of December 31, 2017, net of unamortized premiums and discounts and certain issuance costs totaling $18,055, was $2,245,092.
(4) Represents amounts outstanding under our $750,000 revolving credit facility at December 31, 2017. Subject to meeting certain conditions and payment of a fee, we may extend the maturity date of our revolving credit facility by one year to January 31, 2020.
(5) Represents the outstanding balance of our $300,000 term loan at December 31, 2017. We may prepay this term loan without penalty at any time.
(6) Represents the outstanding balance of our $250,000 term loan at December 31, 2017. We may prepay this term loan without penalty at any time.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
15

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS

	As of and for the Three Months Ended				
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Leverage Ratios:					
Total consolidated debt (book value) (1) / total gross assets (2)	55.5%	53.8%	51.3%	51.5%	51.5%
Total consolidated debt (book value) (1) / total gross assets (2) with SIR common shares at market value (3)	53.4%	52.4%	49.1%	48.6%	49.0%
Total consolidated debt (book value) (1) / total market capitalization (4)	55.0%	52.8%	51.4%	48.1%	50.4%
Consolidated secured debt (book value) (1) / total assets	4.9%	0.8%	1.1%	1.2%	1.2%
Variable rate debt (book value) (1) / total consolidated debt (book value) (1)	49.8%	53.4%	51.0%	51.2%	51.2%
Coverage Ratios:					
Adjusted EBITDA (5) / interest expense	3.4x	3.2x	3.7x	3.8x	3.9x
Total consolidated debt (book value) (1) / Annualized Adjusted EBITDA (5)	7.6x	10.0x	6.6x	6.7x	7.0x
Public Debt Covenants:					
Total debt / adjusted total assets (6) - allowable maximum 60.0%	52.8%	51.5%	47.9%	47.6%	48.2%
Secured debt / adjusted total assets (6) - allowable maximum 40.0%	4.2%	0.7%	0.9%	0.9%	1.0%
Consolidated income available for debt service (7) / debt service - required minimum 1.50x	3.4x	3.9x	4.0x	4.1x	4.2x
Total unencumbered assets (6) to unsecured debt - required minimum 150.0%	181.9%	193.7%	208.1%	209.4%	207.2%

(1) Debt amounts are net of unamortized premiums, discounts and certain issuance costs. The amounts above exclude two mortgage notes with an aggregate principal balance of $82,000, which are secured by two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.

(2) Total gross assets is total assets plus accumulated depreciation.

(3) As of December 31, 2017, we owned 24,918,421 common shares of SIR. The closing price of SIR's common shares on The Nasdaq Stock Market LLC on December 31, 2017 was $25.13 per share.

(4) Total market capitalization is total consolidated debt plus the market value of our common shares at the end of each period.

(5) See page 22 for the calculation of Adjusted EBITDA and a reconciliation of net income (loss) determined in accordance with GAAP to this amount.

(6) Adjusted total assets and total unencumbered assets include original cost of real estate assets calculated in accordance with GAAP before impairment writedowns, if any, the lower of cost or market value of our investment in SIR and exclude depreciation and amortization, accounts receivable and intangible assets.

(7) Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, loss on asset impairment, unrealized appreciation on assets held for sale, gains and losses on early extinguishment of debt, gains and losses on sales of properties, gains or losses on equity issuance by SIR and equity earnings in SIR and including distributions received from SIR and our unconsolidated joint ventures, if any, determined together with debt service for the period presented.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
16

SUMMARY OF CAPITAL EXPENDITURES

SUMMARY OF CAPITAL EXPENDITURES (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	For the Three Months Ended				
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Tenant improvements (2)	$ 9,358	$ 3,213	$ 1,076	$ 2,403	$ 3,550
Leasing costs (3)	1,745	1,993	971	1,087	1,947
Building improvements (4)	6,552	2,640	4,465	1,778	2,570
Recurring capital expenditures	17,655	7,846	6,512	5,268	8,067
Development, redevelopment and other activities (5)	5,191	3,132	6,949	6,281	3,597
Total capital expenditures	$ 22,846	$ 10,978	$ 13,461	$ 11,549	$ 11,664
Average sq. ft. during period (6)	17,443	11,516	11,514	11,477	11,196
Building improvements per average sq. ft. during period	$ 0.38	$ 0.23	$ 0.39	$ 0.15	$ 0.23

(1) The data presented exclude capital expenditures of our two properties (three buildings) owned by our two unconsolidated joint ventures.
(2) Tenant improvements include capital expenditures used to improve tenants' space or amounts paid directly to tenants to improve their space.
(3) Leasing costs include leasing related costs, such as brokerage commissions and tenant inducements.
(4) Building improvements generally include expenditures to replace obsolete building components and expenditures that extend the useful life of existing assets.
(5) Development, redevelopment and other activities generally include (i) capital expenditures that are identified at the time of a property acquisition and incurred within a short time period after acquiring the property, and (ii) capital expenditure projects that reposition a property or result in new sources of revenue.
(6) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
17

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2017

PROPERTY ACQUISITION AND DISPOSITION INFORMATION SINCE JANUARY 1, 2017

(dollars and sq. ft. in thousands, except per sq. ft. data)

Acquisitions:

Date Acquired	City and State	Number of Properties	Number of Buildings	Sq. Ft.	Purchase Price (1)	Purchase Price (1) / Sq. Ft.	Cap Rate (2)	Weighted Average Remaining Lease Term (3)	Percent Leased (4)	Major Tenant
1/3/2017	Manassas, VA	1	1	69	$ 12,620	$ 183	8.6%	9.1	100.0%	Prince William County
10/2/2017	Various (5)	35	72	6,028	1,370,888	227	7.0%	4.7	93.3%	422 tenants
	Total / Weighted Average	36	73	6,097	$ 1,383,508	$ 227	7.0%	4.7	93.4%	

(1) Represents the purchase price, including assumed debt, if any, and excludes acquisition costs, amounts necessary to adjust assumed liabilities to their fair values and purchase price allocations to intangibles.

(2) Represents the ratio of (x) annual straight line rental income, excluding the impact of above and below market lease amortization, based on existing leases at the acquisition date, less estimated annual property operating expenses as of the date of acquisition, excluding depreciation and amortization expense, to (y) the acquisition purchase price, including the principal amount of assumed debt, if any, and excluding acquisition related costs.

(3) Average remaining lease term in years weighted based on rental income as of the date of acquisition.

(4) Percent leased as of the date of acquisition.

(5) On October 2, 2017, we acquired FPO including 35 office properties (72 buildings) located in Maryland, Washington, D.C. and Virginia, and two properties which are owned by two unconsolidated joint ventures in which we acquired FPO's 50% and 51% interests. The purchase price presented for the FPO Transaction represents our total consideration paid including transaction related costs.

Dispositions:

Date Sold	City and State	Number of Properties	Number of Buildings	Sq. Ft.	Sale Price (1)
8/31/2017	Falls Church, VA	1	1	165	$ 13,523
10/5/2017	Albuquerque, NM	1	1	29	2,000
		2	2	194	$ 15,523

(1) Represents the gross contract sales price and excludes closing costs.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
18

INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

INVESTMENT IN UNCONSOLIDATED JOINT VENTURES

(dollars in thousands)

Unconsolidated Joint Ventures:	GOV Ownership	GOV Investment at December 31, 2017	Property Type	Number of Buildings	Location	Square Feet	Percent Leased at December 31, 2017	Weighted Average Lease Term [1]
Prosperity Metro Plaza	51%	$ 27,888	Office	2	Fairfax, VA	328,456	100.0%	4.4 years
1750 H Street, NW	50%	22,314	Office	1	Washington, DC	115,411	100.0%	3.3 years
Total / Weighted Average		$ 50,202		3		443,867	100.0%	4.0 years

Outstanding Unconsolidated Debt:	GOV Ownership	Interest Rate [2]	Principal Balance at December 31, 2017 [3]	Annualized Debt Service	Maturity Date	Balance at Maturity [3]	GOV Share of Current Principal Balance [4]
Prosperity Metro Plaza [5]	51%	4.090%	$ 50,000	$ 2,045	12/1/2029	$ 45,246	$ 25,500
1750 H Street, NW	50%	3.690%	32,000	1,181	8/1/2024	32,000	16,000
Total / Weighted Average		3.934%	$ 82,000	$ 3,226		$ 77,246	$ 41,500

	For the Three Months Ended December 31, 2017			For the Year Ended December 31, 2017		
Results of Operations - Unconsolidated Joint Ventures: [6]	Prosperity Metro Plaza	1750 H Street, NW	Total	Prosperity Metro Plaza	1750 H Street, NW	Total
Equity in losses from affiliates	$ (417)	$ (204)	$ (621)	$ (417)	$ (204)	$ (621)
Other expenses, net [7]	1,786	827	2,613	1,786	827	2,613
NOI	1,369	623	1,992	1,369	623	1,992
Lease value amortization included in rental income [8]	(18)	(29)	(47)	(18)	(29)	(47)
Non-cash straight-line rent adjustments included in rental income [8]	13	34	47	13	34	47
Cash Basis NOI	$ 1,364	$ 628	$ 1,992	$ 1,364	$ 628	$ 1,992
Distributions received	$ —	$ 482	$ 482	$ —	$ 482	$ 482

(1) Lease term is weighted based on annualized rental income. Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2017, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
(2) Includes the effect of interest rate protection and mark to market accounting.
(3) Reflects the entire balance of the debt secured by the properties and is not adjusted to reflect the part of the joint venture arrangement interests we do not own.
(4) Reflects our proportionate share of the principal debt balances based on our ownership percentage of the respective joint venture; none of the debt is recourse to us.
(5) The mortgage loan requires interest-only payments through December 2024, at which time the loan requires principal and interest payments through its maturity date.
(6) Reflects our proportionate share of operating results for the three months and year ended December 31, 2017 based on our ownership percentage of the respective joint ventures. We acquired our interests in these joint ventures on October 2, 2017, when we completed the FPO Transaction.
(7) Includes depreciation and amortization and interest expense, net of other income.
(8) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
19

CALCULATION OF CONSOLIDATED PROPERTY NET OPERATING INCOME (NOI) AND CONSOLIDATED PROPERTY CASH BASIS NOI

GOV

CALCULATION OF CONSOLIDATED PROPERTY NET OPERATING INCOME (NOI) AND CONSOLIDATED PROPERTY CASH BASIS NOI [1]

(dollars in thousands)

	For the Three Months Ended					For the Year Ended	
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI [2]:							
Rental income [3]	$ 107,170	$ 70,179	$ 69,887	$ 69,296	$ 66,030	$ 316,532	$ 258,180
Property operating expenses	(41,077)	(29,137)	(27,300)	(26,775)	(26,091)	(124,289)	(102,262)
Consolidated Property NOI	66,093	41,042	42,587	42,521	39,939	192,243	155,918
Non-cash straight line rent adjustments included in rental income [3]	(2,467)	(711)	(1,104)	(1,300)	(902)	(5,582)	(2,691)
Lease value amortization included in rental income [3]	901	619	617	627	355	2,764	1,457
Non-cash amortization included in property operating expenses [4]	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Consolidated Property Cash Basis NOI	$ 64,406	$ 40,829	$ 41,979	$ 41,727	$ 39,271	$ 188,941	$ 154,200
Reconciliation of Net Income (Loss) Available for Common Shareholders to Consolidated Property NOI and Consolidated Property Cash Basis NOI:							
Net income (loss) available for common shareholders	$ (18,266)	$ 10,989	$ 11,677	$ 7,415	$ 12,065	$ 11,815	$ 57,843
Preferred units of limited partnership distributions	275	—	—	—	—	275	—
Net income (loss)	(17,991)	10,989	11,677	7,415	12,065	12,090	57,843
Gain on sale of real estate	—	—	—	—	—	—	(79)
Income (loss) before gain on sale of real estate	(17,991)	10,989	11,677	7,415	12,065	12,090	57,764
Income (loss) from discontinued operations	—	(462)	145	144	160	(173)	589
Income (loss) from continuing operations	(17,991)	10,527	11,822	7,559	12,225	11,917	58,353
Equity in earnings of investees	(767)	(9,484)	(8,581)	(2,739)	(7,516)	(21,571)	(35,518)
Income tax expense	36	22	25	18	38	101	101
Net (gain) loss on issuance of shares by SIR	—	(51)	(21)	—	2	(72)	(86)
(Gain) loss on early extinguishment of debt	—	1,715	—	—	—	1,715	(104)
Interest expense	21,807	16,055	13,963	13,581	12,774	65,406	45,060
Interest income	(119)	(1,715)	(67)	(61)	(95)	(1,962)	(158)
Dividend income	(304)	(304)	(304)	(304)	(304)	(1,216)	(971)
Operating income	2,662	16,765	16,837	18,054	17,124	54,318	66,677
General and administrative	6,532	3,266	5,087	3,962	3,547	18,847	14,897
Acquisition related costs	—	—	—	—	828	—	1,191
Loss on impairment of real estate	9,260	230	—	—	—	9,490	—
Depreciation and amortization	47,639	20,781	20,663	20,505	18,440	109,588	73,153
Consolidated Property NOI	66,093	41,042	42,587	42,521	39,939	192,243	155,918
Non-cash amortization included in property operating expenses [4]	(121)	(121)	(121)	(121)	(121)	(484)	(484)
Lease value amortization included in rental income [3]	901	619	617	627	355	2,764	1,457
Non-cash straight line rent adjustments included in rental income [3]	(2,467)	(711)	(1,104)	(1,300)	(902)	(5,582)	(2,691)
Consolidated Property Cash Basis NOI	$ 64,406	$ 40,829	$ 41,979	$ 41,727	$ 39,271	$ 188,941	$ 154,200

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures. The data presented exclude two properties (three buildings) owned by our two unconsolidated joint ventures.

(2) Excludes one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(3) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(4) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
20

CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI

CALCULATION OF SAME PROPERTY NOI AND CASH BASIS NOI (1)

(dollars in thousands)

	For the Three Months Ended (2)		For the Year Ended (3)	
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Reconciliation of Consolidated Property NOI to Same Property NOI: (4)				
Rental income	$ 107,170	$ 66,030	$ 316,532	$ 258,180
Property operating expenses	(41,077)	(26,091)	(124,289)	(102,262)
Consolidated Property NOI	66,093	39,939	192,243	155,918
Less: NOI of properties not included in same property results	(26,114)	(331)	(40,422)	(4,995)
Same property NOI	$ 39,979	$ 39,608	$ 151,821	$ 150,923
Calculation of Same Property Cash Basis NOI:				
Same property NOI	$ 39,979	$ 39,608	$ 151,821	$ 150,923
Add: Lease value amortization included in rental income (5)	377	354	1,678	1,496
Less: Non-cash straight line rent adjustments included in rental income (5)	(142)	(879)	(2,464)	(2,362)
Non-cash amortization included in property operating expenses (6)	(121)	(121)	(483)	(483)
Same property Cash Basis NOI	$ 40,093	$ 38,962	$ 150,552	$ 149,574

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for the definitions of Consolidated Property NOI and Consolidated Property Cash Basis NOI, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.
(2) Based on consolidated properties we owned as of December 31, 2017 and which we owned continuously since October 1, 2016.
(3) Based on consolidated properties we owned as of December 31, 2017 and which we owned continuously since January 1, 2016.
(4) Excludes one property (one building) classified as discontinued operations which was sold August 31, 2017.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) We recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price we paid for our investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fees expense, which are included in property operating expenses.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
21

CALCULATION OF EBITDA AND ADJUSTED EBITDA

CALCULATION OF EBITDA AND ADJUSTED EBITDA [(1)]

(dollars in thousands)

		For the Three Months Ended					For the Year Ended	
		12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Net income (loss)		$ (17,991)	$ 10,989	$ 11,677	$ 7,415	$ 12,065	$ 12,090	$ 57,843
Add:	Interest expense	21,807	16,055	13,963	13,581	12,774	65,406	45,060
	Income tax expense	36	22	25	18	38	101	101
	Depreciation and amortization	47,639	20,781	20,663	20,505	18,440	109,588	73,153
EBITDA		51,491	47,847	46,328	41,519	43,317	187,185	176,157
Add (less):	Acquisition related costs	—	—	—	—	828	—	1,191
	General and administrative expense paid in common shares [(2)]	209	432	459	277	55	1,377	1,370
	Estimated business management incentive fees [(3)]	—	(893)	893	—	—	—	—
	Increase in carrying value of property included in discontinued operations	—	(619)	—	—	—	(619)	—
	Loss on impairment of real estate	9,260	230	—	—	—	9,490	—
	Distributions received from SIR	12,708	12,708	12,708	12,708	12,708	50,832	50,334
	Distributions received from unconsolidated joint ventures	482	—	—	—	—	482	—
	(Gain) loss on early extinguishment of debt	—	1,715	—	—	—	1,715	(104)
	Equity in earnings of SIR	(1,313)	(9,453)	(8,207)	(2,611)	(7,486)	(21,584)	(35,381)
	Equity in losses of unconsolidated joint ventures	621	—	—	—	—	621	—
	Net (gain) loss on issuance of shares by SIR	—	(51)	(21)	—	2	(72)	(86)
	Gain on sale of real estate	—	—	—	—	—	—	(79)
Adjusted EBITDA		$ 73,458	$ 51,916	$ 52,160	$ 51,893	$ 49,424	$ 229,427	$ 193,402

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for the definitions of EBITDA and Adjusted EBITDA and a description of why we believe they are appropriate supplemental measures.

(2) Amounts represent equity compensation awarded to our trustees, officers and certain other employees of RMR LLC.

(3) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), we do not include such expense in the calculation of Adjusted EBITDA until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
22

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS

CALCULATION OF FUNDS FROM OPERATIONS (FFO) AND NORMALIZED FFO AVAILABLE FOR COMMON SHAREHOLDERS [1]

(amounts in thousands, except per share data)

	For the Three Months Ended					For the Year Ended	
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016	12/31/2017	12/31/2016
Net income (loss) available for common shareholders	$ (18,266)	$ 10,989	$ 11,677	$ 7,415	$ 12,065	$ 11,815	$ 57,843
Add (less): Depreciation and amortization:							
Consolidated properties	47,639	20,781	20,663	20,505	18,440	109,588	73,153
Unconsolidated joint venture properties	2,185	—	—	—	—	2,185	—
FFO attributable to SIR investment	10,297	18,429	17,149	12,404	17,618	58,279	71,227
Loss on impairment of real estate	9,260	230	—	—	—	9,490	—
Equity in earnings of SIR	(1,313)	(9,453)	(8,207)	(2,611)	(7,486)	(21,584)	(35,381)
Increase in carrying value of property included in discontinued operations	—	(619)	—	—	—	(619)	—
Gain on sale of real estate	—	—	—	—	—	—	(79)
FFO available for common shareholders	49,802	40,357	41,282	37,713	40,637	169,154	166,763
Add (less): Acquisition related costs	—	—	—	—	828	—	1,191
(Gain) loss on early extinguishment of debt	—	1,715	—	—	—	1,715	(104)
Normalized FFO attributable to SIR investment	9,680	16,903	17,407	14,590	17,684	58,580	71,313
FFO attributable to SIR investment	(10,297)	(18,429)	(17,149)	(12,404)	(17,618)	(58,279)	(71,227)
Net (gain) loss on issuance of shares by SIR	—	(51)	(21)	—	2	(72)	(86)
Estimated business management incentive fees [2]	—	(893)	893	—	—	—	—
Normalized FFO available for common shareholders	$ 49,185	$ 39,602	$ 42,412	$ 39,899	$ 41,533	$ 171,098	$ 167,850
Weighted average common shares outstanding (basic)	99,040	96,883	71,088	71,079	71,079	84,633	71,050
Weighted average common shares outstanding (diluted)	99,040	96,958	71,119	71,094	71,079	84,653	71,071
Per common share amounts (basic and diluted):							
Net income (loss) available for common shareholders	$ (0.18)	$ 0.11	$ 0.16	$ 0.10	$ 0.17	$ 0.14	$ 0.81
FFO available for common shareholders	$ 0.50	$ 0.42	$ 0.58	$ 0.53	$ 0.57	$ 2.00	$ 2.35
Normalized FFO available for common shareholders	$ 0.50	$ 0.41	$ 0.60	$ 0.56	$ 0.58	$ 2.02	$ 2.36

(1) See Definitions of Certain Non-GAAP Financial Measures on page 24 for the definitions of FFO available for common shareholders and Normalized FFO available for common shareholders, a description of why we believe they are appropriate supplemental measures and a description of how we use these measures.

(2) Incentive fees under our business management agreement with RMR LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in our consolidated statements of income. In calculating net income (loss) available for common shareholders in accordance with GAAP, we recognize estimated business management incentive fee expense, if any, in the first, second and third quarters. Although we recognize this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss) available for common shareholders, we do not include such expense in the calculation of Normalized FFO available for common shareholders until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
23

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 NON-GAA P FINANCIA L MEASURES DEFINITION S 24 DEFINITIONS OF CERTAIN NON-GAAP FINANCIAL MEASURES Definition of Consolidated Property NOI and Consolidated Property Cash Basis NOI We calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI as shown on page 20. The calculations of Consolidated Property NOI and Consolidated Property Cash Basis NOI exclude certain components of net income (loss) available for common shareholders in order to provide results that are more closely related to our consolidated property level results of operations. We define Consolidated Property NOI as consolidated income from our rental of real estate less consolidated property operating expenses. Consolidated Property NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that we record as depreciation and amortization. We define Consolidated Property Cash Basis NOI as Consolidated Property NOI excluding non-cash straight line rent adjustments, lease value amortization and non-cash amortization included in other operating expenses. We consider Consolidated Property NOI and Consolidated Property Cash Basis NOI to be appropriate supplemental measures to net income (loss) available for common shareholders because they may help both investors and management to understand the operations of our consolidated properties. We use Consolidated Property NOI and Consolidated Property Cash Basis NOI to evaluate individual and company wide property level performance, and we believe that Consolidated Property NOI and Consolidated Property Cash Basis NOI provide useful information to investors regarding our results of operations because they reflect only those income and expense items that are generated and incurred at the property level and may facilitate comparisons of our operating performance between periods and with other REITs. Consolidated Property NOI and Consolidated Property Cash Basis NOI do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in our Consolidated Statements of Income (Loss). Other REITs and real estate companies may calculate Consolidated Property NOI and Consolidated Property Cash Basis NOI differently than we do. In addition, we present our proportionate share of NOI and Cash Basis NOI from our unconsolidated joint ventures. We provide a reconciliation of NOI and Cash Basis NOI from unconsolidated joint ventures to equity in losses from affiliates on page 19. Definition of EBITDA and Adjusted EBITDA We calculate EBITDA and Adjusted EBITDA as shown on page 22. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our operating performance, along with net income (loss) and operating income. We believe that EBITDA and Adjusted EBITDA provide useful information to investors because by excluding the effects of certain historical amounts, such as interest, depreciation and amortization expense, EBITDA and Adjusted EBITDA may facilitate a comparison of current operating performance with our past operating performance. EBITDA and Adjusted EBITDA do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) or operating income as indicators of operating performance or as measures of GOV’s liquidity. These measures should be considered in conjunction with net income (loss) and operating income as presented in our Consolidated Statements of Income (Loss). Other REITs and real estate companies may calculate EBITDA and Adjusted EBITDA differently than we do. Definition of FFO and Normalized FFO We calculate FFO available for common shareholders and Normalized FFO available for common shareholders as shown on page 23. FFO available for common shareholders is calculated on the basis defined by The National Association of Real Estate Investment Trusts, or Nareit, which is net income (loss) available for common shareholders calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and our proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties and the difference between FFO attributable to an equity investment, equity in earnings of an equity investee but excluding impairment charges on and increases in the carrying value of real estate assets, any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to us. Our calculation of Normalized FFO available for common shareholders differs from Nareit's definition of FFO available for common shareholders because we include SIR's Normalized FFO attributable to our equity investment in SIR (net of FFO attributable to our equity investment in SIR), we include business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of our core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year and we exclude acquisition related costs expensed under GAAP, gains and losses on issuance of shares by SIR and gains and losses on early extinguishment of debt. We consider FFO available for common shareholders and Normalized FFO available for common shareholders to be appropriate supplemental measures of operating performance for a REIT, along with net income (loss), net income (loss) available for our common shareholders and operating income. We believe that FFO available for common shareholders and Normalized FFO available for common shareholders provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation expense, FFO available for common shareholders and Normalized FFO available for common shareholders may facilitate a comparison of our operating performance between periods and with other REITs. FFO available for common shareholders and Normalized FFO available for common shareholders are among the factors considered by our Board of Trustees when determining the amount of distributions to our shareholders. Other factors include, but are not limited to, requirements to maintain our qualification for taxation as a REIT, limitations in our credit agreement and public debt covenants, the availability to us of debt and equity capital, our expectation of our future capital requirements and operating performance, our receipt of distributions from SIR and our expected needs for and availability of cash to pay our obligations. FFO available for common shareholders and Normalized FFO available for common shareholders do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss), net income (loss) available for common shareholders or operating income as indicators of our operating performance or as measures of our liquidity. These measures should be considered in conjunction with net income (loss), net income (loss) available for common shareholders and operating income as presented in our Consolidated Statements of Income (Loss). Other real estate companies and REITs may calculate FFO available for common shareholders and Normalized FFO available for common shareholders differently than we do.

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 PORTFOLIO INFORMATION 25 Stevens Center, Richland, WA Square Feet: 140,152 Agency Occupant: Department of Energy

PORTFOLIO SUMMARY

PORTFOLIO SUMMARY [1]

As of December 31, 2017

	Number of Properties	Number of Buildings	Sq. Ft. [2]	% Sq. Ft.	% Leased [3]	% of Total Sq. Ft. Leased	% Rental Income Three Months Ended 12/31/2017	% Consolidated Property NOI Three Months Ended 12/31/2017 [4]	% Consolidated Property Cash Basis NOI Three Months Ended 12/31/2017 [4]
Properties majority leased to the U.S. Government	49	64	7,818,597	44.7%	96.7%	45.9%	45.1%	46.1%	47.9%
Properties majority leased to state governments	21	28	3,119,690	17.8%	95.0%	18.0%	18.1%	16.5%	16.9%
Properties majority leased to other government tenants	3	3	446,478	2.6%	97.1%	2.6%	4.1%	4.4%	3.8%
Properties majority leased to government contractor tenants	2	4	463,019	2.6%	98.6%	2.8%	3.2%	3.3%	3.6%
Properties majority leased to other tenants	31	66	5,530,656	31.6%	91.6%	30.7%	29.4%	29.7%	27.8%
Other properties (currently vacant)	2	2	120,898	0.7%	—%	—%	0.1%	—%	—%
Total / Average	108	167	17,499,338	100.0%	94.2%	100.0%	100.0%	100.0%	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(4) See Page 20 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
26

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – FOURTH QUARTER

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Three Months Ended		Summary Same Property Results (2) For the Three Months Ended	
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Consolidated properties (end of period)	108	73	70	70
Total sq. ft. (3)	17,499	11,443	10,910	10,921
Percent leased (4)	94.2%	95.1%	94.8%	95.2%
Rental income (5)	$ 107,170	$ 66,030	$ 66,324	$ 65,589
Consolidated Property NOI (6)	$ 66,093	$ 39,939	$ 39,979	$ 39,608
Consolidated Property Cash Basis NOI (6)	$ 64,406	$ 39,271	$ 40,093	$ 38,962
Consolidated Property NOI % margin (7)	61.7%	60.5%	60.3%	60.4%
Consolidated Property Cash Basis NOI % margin (7)	61.0%	60.0%	60.2%	59.9%
Consolidated Property NOI % change	65.5%	—	0.9%	—
Consolidated Property Cash Basis NOI % change	64.0%	—	2.9%	—

(1) Based on consolidated properties we owned as of December 31, 2017 and December 31, 2016, respectively, excluding one property (one building) classified as discontinued operations which was sold on August 31, 2017.

(2) Based on consolidated properties we owned as of December 31, 2017 and which we owned continuously since October 1, 2016.

(3) Subject to changes when space is re-measured or re-configured for tenants.

(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.

(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.

(6) See page 20 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts and see page 21 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.

(7) Consolidated Property NOI margin is defined as Consolidated Property NOI as a percentage of rental income. Consolidated Property Cash Basis NOI margin is defined as Consolidated Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
27

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS

SUMMARY CONSOLIDATED AND SAME PROPERTY RESULTS – YEAR

(dollars and sq. ft. in thousands)

	Summary Consolidated Results (1) For the Year Ended		Summary Same Property Results (2) For the Year Ended	
	12/31/2017	12/31/2016	12/31/2017	12/31/2016
Consolidated properties (end of period)	108	73	69	69
Total sq. ft. (3)	17,499	11,443	10,572	10,583
Percent leased (4)	94.2%	95.1%	94.9%	95.4%
Rental income (5)	$ 316,532	$ 258,180	$ 253,197	$ 249,429
Consolidated Property NOI (6)	$ 192,243	$ 155,918	$ 151,821	$ 150,923
Consolidated Property Cash Basis NOI (6)	$ 188,941	$ 154,200	$ 150,552	$ 149,574
Consolidated Property NOI % margin (7)	60.7%	60.4%	60.0%	60.5%
Consolidated Property Cash Basis NOI % margin (7)	60.2%	60.0%	59.6%	60.2%
Consolidated Property NOI % change	23.3%	—	0.6%	—
Consolidated Property Cash Basis NOI % change	22.5%	—	0.7%	—

(1) Based on consolidated properties we owned as of December 31, 2017 and December 31, 2016, respectively, excluding one property (one building) classified as discontinued operations which was sold on August 31, 2017.
(2) Based on consolidated properties we owned as of December 31, 2017 and which we owned continuously since January 1, 2016.
(3) Subject to changes when space is re-measured or re-configured for tenants.
(4) Percent leased includes (i) space being fitted out for occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any, as of the measurement date.
(5) We report rental income on a straight line basis over the terms of the respective leases; accordingly, rental income includes non-cash straight line rent adjustments. Rental income also includes expense reimbursements, tax escalations, parking revenues, service income and other fixed and variable charges paid to us by our tenants, as well as the net effect of non-cash amortization of intangible lease assets and liabilities.
(6) See page 20 for the calculation of Consolidated Property NOI and Consolidated Property Cash Basis NOI and a reconciliation of net income (loss) available for common shareholders determined in accordance with GAAP to those amounts and see page 21 for a calculation and reconciliation of same property NOI and same property Cash Basis NOI.
(7) Consolidated Property NOI margin is defined as Consolidated Property NOI as a percentage of rental income. Consolidated Property Cash Basis NOI margin is defined as Consolidated Property Cash Basis NOI as a percentage of cash basis rental income. Cash basis rental income excludes non-cash straight line rent adjustments, non-cash amortization included in property operating expenses and the net effect of non-cash amortization of intangible lease assets and liabilities.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
28

OCCUPANCY AND LEASING SUMMARY

OCCUPANCY AND LEASING SUMMARY (1)

(dollars and sq. ft. in thousands, except per sq. ft. data)

	As of and for the Three Months Ended				
	12/31/2017	9/30/2017	6/30/2017	3/31/2017	12/31/2016
Consolidated Properties (end of period)	108	74	74	74	73
Total sq. ft. (2)	17,499	11,517	11,516	11,512	11,443
Percentage leased	94.2%	95.0%	95.0%	95.1%	95.1%
Leasing Activity (sq. ft.) (3):					
Government tenants	279	393	236	324	344
Non-government tenants	241	43	52	36	43
Total	520	436	288	360	387
% Change in GAAP Rent (4):					
Government tenants	8.0%	0.2%	15.0%	4.5%	5.7%
Non-government tenants	(4.0%)	(11.1%)	6.6%	7.1%	(19.1%)
Total	3.3%	(0.6%)	13.5%	5.2%	4.3%
Leasing Cost and Concession Commitments (5)(6):					
Government tenants	$ 1,942	$ 6,629	$ 1,611	$ 879	$ 2,107
Non-government tenants	3,698	1,273	854	1,362	1,348
Total	$ 5,640	$ 7,902	$ 2,465	$ 2,241	$ 3,455
Leasing Cost and Concession Commitments per Sq. Ft. (5)(6):					
Government tenants	$ 6.96	$ 16.86	$ 6.82	$ 2.71	$ 6.13
Non-government tenants	$ 15.33	$ 29.64	$ 16.33	$ 37.87	$ 31.05
Total	$ 10.84	$ 18.12	$ 8.55	$ 6.22	$ 8.93
Weighted Average Lease Term by Sq. Ft. (years):					
Government tenants	5.5	8.5	8.1	10.9	3.1
Non-government tenants	4.7	7.2	3.2	7.1	5.2
Total	5.1	8.4	7.2	10.6	3.3
Leasing Cost and Concession Commitments per Sq. Ft. per Year (3)(5)(6):					
Government tenants	$ 1.25	$ 1.98	$ 0.85	$ 0.25	$ 2.00
Non-government tenants	$ 3.29	$ 4.10	$ 5.09	$ 5.36	$ 6.02
Total	$ 2.11	$ 2.16	$ 1.19	$ 0.59	$ 2.70

(1) The data presented exclude one property (one building) classified as discontinued operations which was sold on August 31, 2017 and two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.
(2) Rentable square footage is subject to changes when space is re-measured or re-configured for tenants.
(3) Rentable square footage includes an expansion being constructed at an existing property we own prior to the commencement of the lease.
(4) Percent difference in prior rents charged for same space or, in the case of space acquired vacant, market rental rates for similar space in the building at the date of acquisition. Rents include estimated recurring expense reimbursements paid to us, exclude lease value amortization and are net of lease concessions.
(5) Includes commitments made for leasing expenditures and concessions, such as tenant improvements, leasing commissions, tenant reimbursements and free rent.
(6) Excludes the estimated aggregate cost of $19.8 million to redevelop and expand an existing property we own prior to the commencement of the lease.

The above leasing summary is based on leases entered during the periods indicated.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
29

LEASING ANALYSIS BY TENANT TYPE

LEASING ANALYSIS BY TENANT TYPE (1)

			Sq. Ft. During the Three Months Ended 12/31/2017					
Tenant Type	Sq. Ft. Leased As of 9/30/2017 (2)(3)	% of Sq. Ft. Leased as of 9/30/2017 (2)(3)	Leases Expired	Lease Renewals Executed	New Leases Executed	Net Acquisitions/ Dispositions	Sq. Ft. Leased As of 12/31/2017 (2)(3)	% of Sq. Ft. Leased as of 12/31/2017 (2)(3)
U.S. Government	6,651,250	60.8%	(336,910)	278,945	—	610,364	7,203,649	43.7%
State Government	2,505,085	22.9%	—	—	—	101,275	2,606,360	15.8%
Other Government	371,202	3.4%	—	—	—	80,932	452,134	2.7%
Government Contractor	416,369	3.8%	(2,500)	2,500	—	598,050	1,014,419	6.2%
Other Tenants	1,002,395	9.1%	(235,805)	185,978	52,727	4,195,482	5,200,777	31.6%
	10,946,301	100.0%	(575,215)	467,423	52,727	5,586,103	16,477,339	100.0%

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.

(2) Rentable square footage leased is pursuant to leases existing as of the measurement date and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease, if any, as of the measurement date. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) Rentable square footage excludes an expansion being constructed at an existing property we own prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
30

TENANT LIST

TENANT LIST

As of December 31, 2017 (1)

	Tenant / Agency	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	U.S. Government:			
1	Citizenship and Immigration Services	448,607	2.6%	5.2%
2	Internal Revenue Service	1,041,806	6.0%	5.0%
3	U.S. Government (4)	406,388	2.3%	2.9%
4	Federal Bureau of Investigation	304,425	1.7%	2.1%
5	Bureau of Prisons	180,173	1.0%	2.1%
6	Department of Justice	239,417	1.4%	1.9%
7	Centers for Disease Control (5)	352,876	2.0%	1.8%
8	Bureau of Land Management	288,291	1.6%	1.6%
9	Customs and Border Protection	243,162	1.4%	1.5%
10	General Services Administration	187,975	1.1%	1.5%
11	Department of Veterans Affairs	247,012	1.4%	1.5%
12	Defense Intelligence Agency	266,000	1.5%	1.2%
13	Social Security Administration	189,645	1.1%	1.1%
14	Bureau of Reclamation	212,996	1.2%	1.1%
15	National Park Service	166,745	1.0%	1.1%
16	U.S. Courts	114,219	0.7%	1.0%
17	Immigration and Customs Enforcement	90,688	0.5%	0.9%
18	U.S. Coast Guard	139,319	0.8%	0.8%
19	Drug Enforcement Agency	93,177	0.5%	0.8%
20	Bureau of Safety and Environmental Enforcement	116,216	0.7%	0.7%
21	National Archives and Record Administration	352,064	2.0%	0.7%
22	Department of Health and Human Services	111,388	0.6%	0.7%
23	Department of Energy	140,152	0.8%	0.7%
24	Defense Nuclear Facilities Board	60,133	0.3%	0.7%
25	Department of State	89,058	0.5%	0.6%
26	U.S. Postal Service	321,800	1.8%	0.6%
27	Occupational Health and Safety Administration	57,770	0.3%	0.5%
28	Bureau of the Fiscal Service	98,073	0.6%	0.4%
29	Centers for Medicare and Medicaid Services	78,361	0.4%	0.4%
30	Military Entrance Processing Station	56,931	0.3%	0.4%
31	Department of the Army	231,290	1.3%	0.4%
32	Environmental Protection Agency	43,232	0.2%	0.4%
33	Department of Housing and Urban Development	82,497	0.5%	0.4%
34	Food and Drug Administration	33,398	0.2%	0.2%
35	Department of Defense	31,030	0.2%	0.2%
36	Defense Health Agency	15,939	0.1%	0.1%
37	Equal Employment Opportunity Commission	21,439	0.1%	0.1%
38	U.S. Navy	29,070	0.2%	0.1%
39	Small Business Administration	8,575	0.0%	0.0%
40	Department of Labor	6,459	0.0%	0.0%
41	U.S. Department of Transportation	5,853	0.0%	0.0%
	Subtotal U.S. Government	7,203,649	41.2%	43.5%

	Tenant	Rentable Sq. Ft. (2)	% of Total Rentable Sq. Ft. (2)	% of Annualized Rental Income (3)
	State Governments:			
1	State of California - eleven agency occupants	755,086	4.3 %	5.0 %
2	Commonwealth of Massachusetts - three agency occupants	307,119	1.8 %	2.2 %
3	State of Georgia - State Properties Commission	298,223	1.7 %	1.5 %
4	Commonwealth of Virginia - two agency occupants	255,241	1.5 %	1.4 %
5	State of New Jersey - Department of Treasury	173,189	1.0 %	1.2 %
6	State of Oregon - four agency occupants	199,018	1.1 %	1.1 %
7	State of Maryland - State of Maryland	185,949	1.1 %	0.9 %
8	State of Washington - Social and Health Services	111,908	0.6 %	0.6 %
9	State of Arizona - Northern Arizona University	66,743	0.4 %	0.3 %
10	State of South Carolina -six agency occupants	124,238	0.7 %	0.3 %
11	State of Minnesota - Minnesota State Lottery	61,426	0.4 %	0.3 %
12	State of New York - three agency occupants	64,000	0.4 %	0.2 %
13	State of Kansas - University of Kansas	4,220	0.0 %	0.0 %
	Subtotal State Governments	2,606,360	14.9 %	15.1 %
	5 Other Government Tenants:			
	The United Nations	187,060	1.1 %	2.4 %
	Montgomery County, MD	181,895	1.0 %	1.1 %
	3 Other Government Tenants	83,179	0.5 %	0.5 %
	Subtotal Other Government Tenants	452,134	2.6 %	4.0 %
	27 Government Contractor Tenants:			
	BAE Systems plc	165,004	0.9 %	1.5 %
	Leidos Holdings Inc	202,543	1.2 %	1.4 %
	Science Applications International Corp	158,919	0.9 %	1.3 %
	The Boeing Company	80,339	0.5 %	0.6 %
	23 Other Government Contractor Tenants	407,614	2.3 %	1.9 %
	Subtotal Government Contractor Tenants	1,014,419	5.8 %	6.7 %
	486 Other Tenants:			
	CareFirst Inc.	231,962	1.3 %	2.8 %
	ICF International, Inc.	127,946	0.7 %	1.2 %
	Sentara Healthcare	276,974	1.6 %	0.9 %
	GTCR, LLC	93,000	0.5 %	0.6 %
	Odin, Feldman & Pittleman	53,918	0.3 %	0.5 %
	Xerox Corp	107,422	0.6 %	0.5 %
	480 Other Tenants	4,309,555	24.7 %	24.2 %
	Subtotal Other Tenants	5,200,777	29.7 %	30.7 %
	Subtotal Leased Rentable Square Feet	16,477,339	94.2 %	100.0 %
	Available for Lease	1,021,999	5.8 %	— %
	Total Rentable Square Feet	17,499,338	100.0 %	100.0 %

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we acquired 50% and 51% interests. See page 19 for more information regarding these joint ventures.

(2) Rentable square footage is pursuant to leases existing as of December 31, 2017, and includes (i) space being fitted out for occupancy, if any, and (ii) space which is leased but is not occupied or is being offered for sublease, if any. Rentable square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.

(3) Percentage of annualized rental income is calculated using annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2017, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

(4) Agency occupant cannot be disclosed.

(5) Rentable square footage excludes an expansion to be constructed at an existing property we own prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
31

LEASE EXPIRATION SCHEDULE

LEASE EXPIRATION SCHEDULE (1)

As of December 31, 2017
(dollars in thousands)

Year (2)	Number of Tenants Expiring	Expiration of leased square feet (3)	% of Total	Cumulative % of Total	Annualized Rental Income Expiring (4)	% of Annualized Total	Cumulative % of Total
2018	128	1,666,566	10.1%	10.1%	$ 48,215	11.3%	11.3%
2019	97	2,567,338	15.6%	25.7%	73,723	17.3%	28.6%
2020	110	2,415,770	14.7%	40.4%	63,570	14.9%	43.5%
2021	90	1,728,712	10.5%	50.9%	34,102	8.0%	51.5%
2022	91	1,630,325	9.9%	60.8%	36,985	8.7%	60.2%
2023	46	1,173,462	7.1%	67.9%	34,434	8.1%	68.3%
2024	40	1,405,259	8.5%	76.4%	35,541	8.3%	76.6%
2025	34	1,090,044	6.6%	83.0%	25,023	5.9%	82.5%
2026	27	820,395	5.0%	88.0%	23,621	5.5%	88.0%
2027 and thereafter	48	1,979,468 (5)	12.0%	100.0%	51,431	12.0%	100.0%
Total	711	16,477,339	100.0%		$ 426,645	100.0%	
Weighted average remaining lease term (in years)		4.8			4.7		

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.
(2) The year of lease expiration is pursuant to current contract terms. Some of our government tenants have the right to vacate their space before the stated expirations of their leases. In addition, certain of our government tenants have the right to terminate their leases if their respective legislature or other funding authority does not appropriate rent in their respective annual budgets.
(3) Leased square footage is pursuant to leases existing as of December 31, 2017, and includes (i) space being fitted out for tenant occupancy pursuant to our lease agreements, if any, and (ii) space which is leased, but is not occupied or is being offered for sublease by tenants, if any. Square footage measurements are subject to changes when space is re-measured or re-configured for new tenants.
(4) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2017, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.
(5) Leased square footage excludes an expansion being constructed at an existing property we own prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
32

Government Properties Income Trust Supplemental Operating and Financial Data, December 31, 2017 EXHIBIT 33 75 Pleasant Street, Malden, MA Square Feet: 125,521 Occupant: Department of Education, Commonwealth of Massachusetts

CONSOLIDATED PROPERTY DETAIL

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT A

As of December 31, 2017 (1)
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.		% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Year Built or Most Recent Renovation
1	131 Clayton Street	Montgomery, AL	1	U.S. Government	57,815		100.0%	$ 1,564	$ 10,033	$ 8,554	6/22/2011	2007
2	4344 Carmichael Road	Montgomery, AL	1	U.S. Government	49,370		100.0%	1,522	13,032	11,866	12/17/2013	2009
3	15451 North 28th Avenue	Phoenix, AZ	1	State	66,743		100.0%	1,438	9,789	9,161	9/10/2014	2013
4	711 S 14th Avenue	Safford, AZ	1	U.S. Government	36,139		94.4%	913	12,516	10,285	6/16/2010	1992
5	5045 East Butler Street	Fresno, CA	1	U.S. Government	531,976		100.0%	8,384	68,452	44,955	8/29/2002	1971
6	10949 N. Mather Boulevard	Rancho Cordova, CA	1	State	93,807		100.0%	2,609	17,586	15,817	10/30/2013	2012
7	11020 Sun Center Drive	Rancho Cordova, CA	1	State	82,896		100.0%	1,980	10,671	10,434	12/20/2016	2016
8	801 K Street	Sacramento, CA	1	State	337,811		91.3%	9,832	71,598	67,989	1/29/2016	2002
9	9800 Goethe Road	Sacramento, CA	1	State	110,500		100.0%	2,617	14,762	12,164	12/23/2009	1993
10	9815 Goethe Road	Sacramento, CA	1	State	87,863		100.0%	1,953	12,438	10,706	9/14/2011	1992
11	Capitol Place	Sacramento, CA	1	State	163,840		89.7%	4,538	45,213	36,882	12/17/2009	1988
12	4181 Ruffin Road	San Diego, CA	1	U.S. Government	145,734		97.9%	3,473	20,093	16,761	7/16/2010	2013
13	4560 Viewridge Road	San Diego, CA	1	U.S. Government	93,177		100.0%	3,301	26,780	16,898	3/31/1997	1996
14	9174 Sky Park Centre	San Diego, CA	1	U.S. Government	43,918		96.8%	1,186	8,868	6,183	6/24/2002	1986
15	603 San Juan Avenue	Stockton, CA	1	U.S. Government	22,012		100.0%	971	6,033	5,292	7/20/2012	2012
16	16194 West 45th Street	Golden, CO	1	U.S. Government	43,232		100.0%	1,584	7,141	3,825	3/31/1997	1997
17	12795 West Alameda Parkway	Lakewood, CO	1	U.S. Government	166,745		100.0%	4,500	27,482	22,551	1/15/2010	1988
18	Corporate Center	Lakewood, CO	3	U.S. Government	212,996		100.0%	4,569	34,322	22,741	10/11/2002	2004
19	11 Dupont Circle, NW	Washington, DC	1	Non-Government	153,228		80.0%	7,308	74,297	73,981	10/2/2017	2004
20	1211 Connecticut Avenue, NW	Washington, DC	1	Non-Government	132,481		85.7%	5,845	55,275	55,098	10/2/2017	2014
21	1401 K Street, NW	Washington, DC	1	Non-Government	123,001		84.6%	5,926	65,065	64,774	10/2/2017	2016
22	20 Massachusetts Avenue	Washington, DC	1	U.S. Government	340,119		100.0%	18,456	84,781	51,555	3/31/1997	1996
23	440 First Street, NW	Washington, DC	1	Non-Government	141,576		98.4%	8,476	67,210	66,968	10/2/2017	2013
24	500 First Street, NW	Washington, DC	1	U.S. Government	129,035		100.0%	8,036	46,138	46,026	10/2/2017	2010
25	625 Indiana Avenue	Washington, DC	1	U.S. Government	160,897		95.1%	7,849	58,510	52,136	8/17/2010	1989
26	840 First Street, NE	Washington, DC	1	Non-Government	253,164		99.7%	13,517	115,976	115,518	10/2/2017	2003
27	7850 Southwest 6th Court	Plantation, FL	1	U.S. Government	135,819		100.0%	4,878	35,775	30,551	5/12/2011	1999
28	8900 Grand Oak Circle	Tampa, FL	1	U.S. Government	67,916		100.0%	1,946	13,042	10,872	10/15/2010	2008
29	181 Spring Street NW	Atlanta, GA	1	U.S. Government	90,688		100.0%	3,727	25,871	23,152	7/25/2012	2007
30	Corporate Square	Atlanta, GA	5	U.S. Government	352,876	(4)	100.0%	7,847	61,079	49,537	7/16/2004	1967
31	Executive Park	Atlanta, GA	1	Non-Government	125,788		100.0%	1,622	17,350	12,223	7/16/2004	2014
32	One Georgia Center	Atlanta, GA	1	State	375,952		91.3%	7,393	41,764	37,188	9/30/2011	2008
33	4712 Southpark Boulevard	Ellenwood, GA	1	U.S. Government	352,064		100.0%	3,131	21,099	18,438	7/25/2012	2005
34	1185, 1249 & 1387 S. Vinnell Way	Boise, ID	3	U.S. Government	180,952		100.0%	4,669	33,218	29,159	9/11/2012	1996
35	2020 S. Arlington Heights	Arlington Heights, IL	1	U.S. Government	57,770		100.0%	1,987	15,340	12,594	12/29/2009	2002
36	Intech Park	Indianapolis, IN	3	U.S. Government	433,924		93.2%	9,730	76,880	65,223	10/14/2011	2000
37	400 State Street	Kansas City, KS	1	U.S. Government	170,817		91.9%	2,920	15,171	12,612	6/16/2010	1971
38	7125 Industrial Road	Florence, KY	1	U.S. Government	167,939		100.0%	2,554	13,501	12,032	12/31/2012	2002
39	251 Causeway Street	Boston, MA	1	State	132,876		100.0%	4,071	24,145	20,717	8/17/2010	1988
40	75 Pleasant Street	Malden, MA	1	State	125,521		100.0%	4,964	32,295	26,324	5/24/2010	2008

See notes on page 36.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
34

CONSOLIDATED PROPERTY DETAIL (Continued)

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT A

As of December 31, 2017 [1]
(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income [2]	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired [3]	Year Built or Most Recent Renovation
41	25 Newport Avenue	Quincy, MA	1	State	92,549	96.3%	$ 2,022	$ 13,196	$ 11,534	2/16/2011	2009
42	One Montvale Avenue	Stoneham, MA	1	U.S. Government	97,777	94.1%	2,497	14,800	12,492	6/16/2010	1987
43	Annapolis Commerce Center	Annapolis, MD	2	State	101,275	100.0%	2,443	11,722	11,668	10/2/2017	1989
44	4201 Patterson Avenue	Baltimore, MD	1	State	84,674	100.0%	1,270	12,974	8,454	10/15/1998	2014
45	Ammendale Commerce Center	Beltsville, MD	3	Non-Government	129,303	83.7%	1,832	14,377	14,308	10/2/2017	1987
46	Indian Creek Technology Park	Beltsville, MD	4	Non-Government	186,363	99.9%	3,836	20,913	20,827	10/2/2017	1988
47	Gateway 270 West	Clarksburg, MD	6	Non-Government	252,295	92.9%	4,642	21,792	21,727	10/2/2017	2002
48	Hillside Center	Columbia, MD	2	Non-Government	87,267	87.6%	1,683	7,665	7,639	10/2/2017	2014
49	Snowden Center	Columbia, MD	5	Non-Government	145,423	90.1%	2,992	18,137	18,073	10/2/2017	1982
50	TenThreeTwenty	Columbia, MD	1	Non-Government	140,439	92.7%	3,639	19,605	19,502	10/2/2017	2013
51	20400 Century Boulevard	Germantown, MD	1	Vacant	80,550	—%	—	13,477	8,181	3/31/1997	1995
52	Cloverleaf Center	Germantown, MD	4	Non-Government	173,916	89.0%	3,492	16,529	16,491	10/2/2017	2000
53	3300 75th Avenue	Landover, MD	1	U.S. Government	266,000	100.0%	5,309	41,526	34,255	2/26/2010	2004
54	1401 Rockville Pike	Rockville, MD	1	Other Government	190,044	93.3%	4,631	49,040	31,803	2/2/1998	2015
55	2115 East Jefferson Street	Rockville, MD	1	U.S. Government	128,645	84.6%	3,018	14,829	13,600	8/27/2013	2003
56	Metro Park North	Rockville, MD	4	Non-Government	192,280	91.8%	3,843	18,783	18,724	10/2/2017	2001
57	Redland 520/530	Rockville, MD	3	Non-Government	351,857	96.6%	13,739	75,308	74,924	10/2/2017	2008
58	Redland 540	Rockville, MD	1	Non-Government	131,516	46.6%	1,861	30,482	30,371	10/2/2017	2017
59	Rutherford Business Park	Windsor Mill, MD	1	U.S. Government	80,398	100.0%	1,932	11,827	10,529	11/16/2012	2011
60	Meadows Business Park	Woodlawn, MD	2	U.S. Government	182,561	83.8%	3,256	27,431	23,525	2/15/2011	1997
61	11411 E. Jefferson Avenue	Detroit, MI	1	U.S. Government	55,966	100.0%	2,731	18,990	15,530	4/23/2010	2009
62	330 2nd Avenue South	Minneapolis, MN	1	Non-Government	193,594	84.9%	3,201	17,931	17,931	7/16/2010	2014
63	Rosedale Corporate Plaza	Roseville, MN	1	State	61,426	100.0%	1,126	8,222	5,029	12/1/1999	1987
64	1300 Summit Street	Kansas City, MO	1	U.S. Government	86,739	100.0%	2,357	15,099	13,486	9/27/2012	1998
65	4241-4300 NE 34th Street	Kansas City, MO	1	U.S. Government	98,073	100.0%	1,919	11,487	7,594	3/31/1997	1995
66	1220 Echelon Parkway	Jackson, MS	1	U.S. Government	109,819	100.0%	3,974	25,946	22,487	7/25/2012	2009
67	10-12 Celina Avenue	Nashua, NH	1	U.S. Government	321,800	100.0%	2,433	18,597	15,641	8/31/2009	1997
68	50 West State Street	Trenton, NJ	1	State	266,995	84.6%	6,469	45,823	38,874	12/30/2010	1989
69	138 Delaware Avenue	Buffalo, NY	1	U.S. Government	121,711	63.6%	1,612	28,530	17,466	3/31/1997	2014
70	Airline Corporate Center	Colonie, NY	1	State	64,000	100.0%	1,061	7,222	6,341	6/22/2012	2004
71	5000 Corporate Court	Holtsville, NY	1	U.S. Government	264,482	85.7%	5,982	26,718	23,535	8/31/2011	2000
72	305 East 46th Street	New York, NY	1	Other Government	187,060	100.0%	10,290	107,899	96,687	5/27/2011	2008
73	4600 25th Avenue	Salem, OR	1	State	233,358	97.8%	5,147	10,661	6,390	12/20/2011	2007

See notes on page 36.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
35

CONSOLIDATED PROPERTY DETAIL (Continued)

CONSOLIDATED PROPERTY DETAIL

(sorted by location)

EXHIBIT A

As of December 31, 2017 (1)

(dollars in thousands)

	Property Location		No. of Buildings	Primary Tenant Type	Rentable Sq. Ft.	% Leased	Annualized Rental Income (2)	Undepreciated Carrying Value	Depreciated Carrying Value	Date Acquired (3)	Year Built or Most Recent Renovation
74	Synergy Business Park	Columbia, SC	3	State	180,703	93.3%	2,192	17,385	13,667	5/10/2006;9/17/2010	1985
75	One Memphis Place	Memphis, TN	1	U.S. Government	204,694	72.3%	2,858	9,783	8,349	9/17/2010	1985
76	701 Clay Road	Waco, TX	1	U.S. Government	138,608	100.0%	2,993	13,293	8,584	12/23/1997	1997
77	14660, 14672 & 14668 Lee Road	Chantilly, VA	3	Government Contractor	409,478	98.5%	13,591	81,474	79,618	12/22/2016	1998
78	1408 Stephanie Way	Chesapeake, VA	1	Government Contractor	53,541	100.0%	841	3,958	3,936	10/2/2017	2000
79	1434 Crossways	Chesapeake, VA	2	Non-Government	213,955	100.0%	3,977	23,420	23,284	10/2/2017	2002
80	1441 Crossways Boulevard	Chesapeake, VA	1	U.S. Government	144,512	100.0%	2,717	12,674	12,601	10/2/2017	1988
81	535 Independence Parkway	Chesapeake, VA	1	Non-Government	96,720	100.0%	1,173	8,266	8,224	10/2/2017	1987
82	Crossways	Chesapeake, VA	4	Non-Government	586,768	100.0%	7,746	46,789	46,471	10/2/2017	1989
83	Crossways II	Chesapeake, VA	1	Non-Government	84,799	53.2%	1,080	9,821	9,764	10/2/2017	1989
84	Greenbrier Circle Corporate Center	Chesapeake, VA	2	Non-Government	231,814	92.2%	3,603	19,652	19,526	10/2/2017	1981
85	Greenbrier Technology Center I	Chesapeake, VA	1	Non-Government	97,194	87.7%	1,412	8,616	8,566	10/2/2017	1987
86	Greenbrier Technology Center II	Chesapeake, VA	1	Non-Government	82,229	100.0%	1,492	7,668	7,622	10/2/2017	1987
87	Greenbrier Towers	Chesapeake, VA	2	Non-Government	171,762	94.0%	3,411	14,705	14,611	10/2/2017	1985
88	Enterchange at Meadowville	Chester, VA	1	U.S. Government	228,108	100.0%	1,526	11,355	10,295	8/28/2013	2011
89	3201 Jermantown Road	Fairfax, VA	1	Non-Government	183,529	77.8%	4,516	31,939	31,725	10/2/2017	2011
90	3920 Pender Drive	Fairfax, VA	1	U.S. Government	83,130	100.0%	2,502	15,815	14,611	3/21/2014	2011
91	Pender Business Park	Fairfax, VA	4	State	171,061	96.2%	4,011	24,108	21,796	11/4/2013	2000
92	7987 Ashton Avenue	Manassas, VA	1	Other Government	69,374	100.0%	1,654	10,148	9,938	1/3/2017	1989
93	Gateway II	Norfolk, VA	1	Non-Government	42,997	80.7%	449	2,757	2,744	10/2/2017	1984
94	Norfolk Business Center	Norfolk, VA	1	Non-Government	90,267	80.3%	1,087	7,564	7,519	10/2/2017	1985
95	Norfolk Commerce Park II	Norfolk, VA	1	Non-Government	129,411	100.0%	2,103	13,859	13,783	10/2/2017	1990
96	1759 & 1760 Business Center Drive	Reston, VA	2	U.S. Government	406,388	100.0%	12,377	90,137	82,952	5/28/2014	1996
97	1775 Wiehle Avenue	Reston, VA	1	Non-Government	129,982	87.3%	4,441	30,287	30,123	10/2/2017	2001
98	9960 Mayland Drive	Richmond, VA	1	State	173,932	94.4%	3,338	20,388	18,838	5/20/2014	1994
99	Aquia Commerce Center	Stafford, VA	2	U.S. Government	64,656	100.0%	1,826	10,285	8,977	6/22/2011	1997
100	Atlantic Corporate Park	Sterling, VA	2	U.S. Government	220,995	96.6%	6,033	35,075	34,892	10/2/2017	2008
101	Sterling Business Park Lots 8 & 9	Sterling, VA	1	U.S. Government	167,440	100.0%	5,504	53,502	53,225	10/2/2017	2016
102	Sterling Park Business Center	Sterling, VA	7	Non-Government	475,738	97.9%	6,554	40,189	40,034	10/2/2017	2011
103	65 Bowdoin Street	S. Burlington, VT	1	U.S. Government	26,609	100.0%	1,118	9,236	7,580	4/9/2010	2009
104	840 North Broadway	Everett, WA	2	State	111,908	100.0%	2,699	20,565	18,061	6/28/2012	1990
105	Stevens Center	Richland, WA	2	U.S. Government	140,152	100.0%	2,839	23,436	14,261	3/31/1997	1995
106	11050 West Liberty Drive	Milwaukee, WI	1	U.S. Government	29,297	100.0%	801	5,587	4,824	6/9/2011	2006
107	882 TJ Jackson Drive	Falling Waters, WV	1	Vacant	40,348	—%	—	5,074	2,964	3/31/1997	1993
108	5353 Yellowstone Road	Cheyenne, WY	1	U.S. Government	106,107	100.0%	2,156	10,682	6,244	3/31/1997	1995
			167		17,499,338	**94.2%**	$ 426,645	$ 2,975,721	$ 2,633,873		

(1) The data presented exclude two properties (three buildings) owned by two unconsolidated joint ventures in which we own 50% and 51% interests. See page 19 for more information regarding these joint ventures.

(2) Annualized rental income is calculated using the annualized contractual base rents from our tenants pursuant to our lease agreements as of December 31, 2017, plus straight line rent adjustments and estimated recurring expense reimbursements to be paid to us, and excluding lease value amortization.

(3) Date acquired is the date we acquired the property or the date our former parent entity acquired the property for those properties that our former parent entity contributed to us in June 2009 in connection with our initial public offering.

(4) Rentable square footage excludes an expansion being constructed prior to the commencement of the lease.

Government Properties Income Trust
Supplemental Operating and Financial Data, December 31, 2017
36